UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 10, 2006

     Independence Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Washington Street, Greenville, South Carolina       29601
     (Address of principal executive offices)                        (Zip Code)

Registrant's telphone number, including area code:  (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

See Item 1.02 for a description of the material terms of the Confidential Severance Agreement and Release of Claims with Susan Hoag.

ITEM 1.02   TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

As disclosed in a Form 8-K filed on March 17, 2006, on March 13, 2006, the Corporate Business Development Officer, Susan Hoag, ceased to work for us and our subsidiary, Independence National Bank, and her employment agreement was terminated in conjunction with her departure. On April 10, 2006, we entered into a Confidential Severance Agreement and Release of Claims with this former employee in which the former employee executed a general release of claims and we agreed to pay approximately $69,000 in severance payments (less applicable federal and state payroll taxes), benefits of approximately $2,700, and attorney fees of $5,000 as a result of the termination. The severance payment will be divided into 18 installments, beginning retroactively on March 13, 2006 and ending December 12, 2006. We also agreed that the restrictive covenants contained in Ms. Hoag’s employment agreement would expire on January 10, 2007, rather than on March 13, 2007.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

        (c)        Exhibits.

        The following exhibit is filed as part of this report:

Exhibit
Number	Description

Exhibit 10.1	Confidential Severance Agreement and Release of Claims dated April 10, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

By: /s/ Lawrence R. Miller Name: Lawrence R. Miller Title: Chief Executive Officer

Dated:  April 11, 2006

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 10.1	Confidential Severance Agreement and Release of Claims dated April 10, 2006

4